UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(AMENDMENT NO.2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2005

FBO Air, Inc.

 (Exact Name of Registrant as Specified in Charter)

Nevada	333-56046	87-0617649
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hangar Road Wilkes-Barre/Scranton International Airport Avoca, PA	18641
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (570) 414-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-d(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY STATEMENT

On September 28, FBO Air, Inc., ("FBO Air"), filed a Current Report on Form 8-K (the "Form 8-K") reporting, among other items, in Item 2.01 that it had acquired all of the outstanding shares of capital stock of Airborne Inc., a New York corporation ("Airborne"), and in Item 9.01 of the Form 8-K, FBO Air indicated that it would file in an amendment to the Form 8-K the financial statements of Airborne and pro forma financial information reflecting such acquired business, thereby fulfilling the requirements of subsections (a) and (b) of Item 9.01 within the prescribed period. This Amendment No. 2 to Form 8-K on Form 8-K/A furnishes such information and adds no exhibits to those initially filed in the Form 8-K in subsection (c) of Item 9.01. There are no other changes made to the Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. In accordance with Item 9.01(a), the following are filed herewith and incorporated herein by reference:

1.	Financial statements of Airborne, Inc.:

a.	Independent Auditors' Report

b.	Balance Sheets at December 31, 2004 and 2003

c.	Statements of Operations for the years ended December 31, 2004 and 2003

d.	Statements of Stockholders' Deficit for the years ended December 31, 2004 and 2003

e.	Statements of Cash Flows for the years ended December 31, 2004 and 2003

f.	Notes to Financial Statements

2.	Unaudited Financial Statements of Airborne, Inc.

a.	Balance Sheet at June 30, 2005

b.	Statements of Operations for the six months ended June 30, 2005 and 2004

c.	Statements of Cash Flows for the six months ended June 30, 2005 and 2004

d.	Notes to Unaudited Financial Statements

(b)
PRO FORMA FINANCIAL INFORMATION. In accordance with Item 9.01(b), our unaudited pro forma financial statements as of June 30, 2005, for the six months ended June 30, 2005 and for the twelve months ended December 31, 2004 are filed herewith and incorporated herein by reference.

1.	Introduction to Pro Forma Condensed Combined Financial Statements

2.	Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2005

3.	Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2005

4.	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2004

5.	Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1

(c)	EXHIBITS.

The exhibits listed in the following Exhibit Index are filed as part of this Report.

Exhibit No.	Description

3(i)(1)	Copy of Certificate of Designations. (1)

4.1	Form of 10% Senior Secured Promissory Note due March 31, 2008 or April 8, 2008 (2)

4.2	Copy of Warrant expiring September 22, 2010 (3)

4.3	Form of Investor Warrant. (2)

10.1	Copy of Stock Purchase Agreement dated as of September 22, 2005 by and among Airborne, Inc., John H. Dow, Daphne Dow and FBO Air (without a schedule or exhibit). (3)

10.2	Copy of Employment Agreement dated as of September 23, 2005 among John Dow, Airborne, Inc. and FBO Air. (3)

10.3	Copy of Lease dated as of September 23, 2005 between John H. Dow and Daphne Dow, as the Landlord, and Airborne, Inc., as the Tenant. (3)

10.4	Copy of Term Loan Agreement dated as of September 23, 2005 by and among FBO Air, Airborne, Inc., and Airport Capital, LLC. (3)

(1)	Incorporated by reference to FBO Air's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

(2)	Incorporated by reference to FBO Air's Current Report on Form 8-K filed on April 6, 2005.

(3)	Filed herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 7, 2005	FBO Air, Inc. (Registrant)

	By:	/s/ Ronald J. Ricciardi
Ronald J. Ricciardi
President and Chief Executive Officer

3

FBO Air, Inc. and Subsidiaries

Index to Financial Statements

Financial statements of Airborne:
Independent Auditors' Report	F-1
Balance Sheets at December 31, 2004 and 2003	F-2
Statements of Operations for the years ended December 31, 2004 and 2003	F-3
Statements of Stockholders’ Deficit for the years ended December 31, 2004 and 2003	F-4
Statements of Cash Flows for the years ended December 31, 2004 and 2003	F-5
Notes to Financial Statements	F-6- F-11

Unaudited Financial Statements of Airborne:
Balance Sheet at June 30, 2005	F-12
Statements of Operations for the six months ended June 30, 2005 and 2004	F-13
Statements of Cash Flows for the six months ended June 30, 2005 and 2004	F-14
Notes to Unaudited Financial Statements	F-15- F-19

Pro Forma Financial Information:
Introduction to Pro Forma Condensed Combined Financial Statements	F-20
Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2005	F-21
Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2005	F-22
Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2004	F-23
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements	F-24- F-28

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INDEPENDENT AUDITORS’ REPORT

October 19, 2005

To the Stockholders of Airborne, Inc:

We have audited the accompanying balance sheets of Airborne, Inc. (a New York Corporation) as of December 31, 2004 and 2003, and the related statements of operations and stockholders’ deficit and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Airborne, Inc. as of December 31, 2004 and 2003, and the change in its stockholders’ deficit and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ Bonadio & Co. LLP

Pittsford, NY

AIRBORNE, INC.

BALANCE SHEETS
DECEMBER 31, 2004 AND 2003

ASSETS
	2004	2003
CURRENT ASSETS:
Cash and equivalents	$11,583	$28,442
Accounts receivable, net of allowance for
doubtful accounts of $100,000 in 2004
and 2003	1,854,264	1,613,126
Inventory	10,112	15,633
Prepaid expenses and other current assets	77,951	89,764

Total current assets	1,953,910	1,746,965

PROPERTY AND EQUIPMENT, NET	157,071	118,189

OTHER ASSETS:
Deposits	2,500	1,000

	$2,113,481	$1,866,154

LIABILITIES AND STOCKHOLDERS' DEFICIT

	2004	2003
CURRENT LIABILITIES:
Accounts payable	$2,793,633	$2,619,368
Current portion of long-term debt	55,013	52,368
Accrued salaries and benefits	97,636	111,523
Other accrued expenses	58,835	48,054
Accrued rent - related party	359,000	197,000
Accrued interest - related parties	328,837	223,130
Notes payable - related parties	1,752,526	1,276,643

Total current liabilities	5,445,480	4,528,086

LONG-TERM LIABILITIES:
Long-term debt, net of current portion	80,513	136,664

Total long-term liabilities	80,513	136,664

Total liabilities	5,525,993	4,664,750

STOCKHOLDERS' DEFICIT:
Common stock, no par value, 20,000 shares
authorized, issued and outstanding	10,000	10,000
Stockholders' deficit	(3,422,512)	(2,808,596)

	(3,412,512)	(2,798,596)

	$2,113,481	$1,866,154

The accompanying notes are an integral part of these statements.

AIRBORNE, INC.

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003

NET SALES	$10,111,786	$7,133,349

COST OF SALES	(9,489,496)	(6,386,828)

Gross profit	622,290	746,521

GENERAL AND ADMINISTRATIVE EXPENSES	(1,042,964)	(893,837)

PROVISION FOR BAD DEBTS	(56,295)	(59,663)

	(476,969)	(206,979)

OTHER EXPENSE:
Interest expense	(136,122)	(112,723)
Loss on disposal of property and equipment	-	(24,922)

	(136,122)	(137,645)

Loss before provision for state taxes	(613,091)	(344,624)

PROVISION FOR STATE TAXES	(825)	(525)

NET LOSS	$(613,916)	$(345,149)

The accompanying notes are an integral part of these statements.

AIRBORNE, INC.

STATEMENTS OF STOCKHOLDERS' DEFICIT
DECEMBER 31, 2004 AND 2003

	Common Stock		Stockholders'
	Shares	Amount	Deficit	Total

Balance, December 31, 2002	20,000	$10,000	$(2,463,447)	$(2,453,447)

Net loss	-	-	(345,149)	(345,149)

Balance, December 31, 2003	20,000	$10,000	$(2,808,596)	$(2,798,596)

Net loss	-	-	(613,916)	(613,916)

Balance, December 31, 2004	20,000	$10,000	$(3,422,512)	$(3,412,512)

The accompanying notes are an integral part of these statements.

AIRBORNE, INC.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(613,916)	$(345,149)
Adjustments to reconcile net loss
to net cash flow from operating activities:
Provision for bad debts	56,295	59,663
Depreciation	58,083	55,231
Loss on disposal of property and equipment	-	24,922
Change in:
Accounts receivable	(297,433)	(702,932)
Inventory	5,521	(5,909)
Prepaid expenses and other current assets	11,813	(59,346)
Deposits	(1,500)	-
Accounts payable	174,265	1,047,802
Accrued salaries and benefits	(13,887)	(163,160)
Accrued interest - related parties	105,707	78,591
Accrued rent - related party	162,000	162,000
Cash overdraft	-	(32,946)
Other accrued expenses	10,781	(142,732)

Net cash flow from operating activities	(342,271)	(23,965)

CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(96,965)	(49,233)

Net cash flow from investing activities	(96,965)	(49,233)

CASH FLOW FROM FINANCING ACTIVITIES:
Borrowings on notes payable - related parties	511,803	227,722
Repayments on notes payable - related parties	(35,920)	(69,262)
Repayments on long-term debt	(53,506)	(56,820)

Net cash flow from financing activities	422,377	101,640

CHANGE IN CASH AND EQUIVALENTS	(16,859)	28,442

CASH AND EQUIVALENTS - beginning of year	28,442	-

CASH AND EQUIVALENTS - end of year	$11,583	$28,442

The accompanying notes are an integral part of these statements.

AIRBORNE, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

1.	THE ORGANIZATION

Airborne, Inc. (the “Company”) conducts business from the Elmira-Corning regional airport in the State of New York as a fixed base operator. The Company manages aircraft, maintains a licensed repair facility and sells air charter time. In addition, the Company provides brokered charter services for non-managed aircraft. The Company maintains an air carrier operating certificate issued by the Federal Aviation Administration.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company incurred net losses of $613,916 and $345,149 in 2004 and 2003, respectively, and had a stockholders’ deficit of $3,412,512 and $2,798,596 at December 31, 2004 and 2003, respectively.

Subsequent to December 31, 2004, as described in Note 11, actions were taken by the Company to mitigate the adverse conditions and events that raise doubts about the ability of the Company to continue as a going concern. Therefore, the accompanying financial statements do not include any adjustments that would be necessary if the Company were unable to continue as a going concern.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting
The financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States.

Cash and Equivalents

Cash and equivalents include cash in deposit accounts and money market investments which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk with respect to cash and equivalents.

Accounts Receivable

The Company advances credit to companies and individuals for flight related services. The Company generally does not require collateral or other security to support customer receivables. Accounts receivable are carried at their estimated collectible amounts. Accounts receivable are periodically evaluated for collectibility and the allowance for doubtful accounts is adjusted accordingly. Management determines collectibility based on historical experience and knowledge of its customers.

Inventory
Inventory consists primarily of aviation fuel and is stated at the lower of cost, determined on a first-in, first-out basis, or market.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment is stated at cost. Expenditures for maintenance and repair of minor items are charged to expense as incurred; cost of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is reflected in income. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets which is summarized below:

Building and leasehold improvements	15 - 39 years
Office equipment	5 - 7 years
Aircraft	5 years
Equipment	5 - 7 years
Vehicles	5 years
Computer software	3 years

Long-Lived Assets
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such events or changes in circumstances are present, a loss is recognized to the extent the carrying value of the asset is in excess of the sum of the undiscounted cash flows expected to result from the use of the asset and its eventual disposition. The Company determined that no impairment of long-lived assets existed in 2004 or 2003.

Revenue Recognition

Charter service revenues are recognized on scheduled and non-scheduled flights when the specific flight has been completed. Aircraft parts and fuel sales are recognized when the parts and fuel are delivered. Revenues earned in providing aircraft-related maintenance, repair and technical services are recognized in the period in which the services are completed and delivered to the customer.

The Company accounts for its charter service revenue within the provisions of Emerging Issues Task Force (EITF) No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent. Charter revenue and expenses are reported on a gross basis by the Company based on the individual circumstances of the Company as it relates to the provisions of EITF 99-19.

Advertising Costs
Advertising costs are expensed when incurred, and totaled approximately $4,000 and $5,000 in 2004 and 2003, respectively.

Income Taxes

The Company has elected to be treated as an S-Corporation for federal and state income tax purposes. As such, the profit or loss of the Company is reported in the stockholders’ individual tax returns. State taxes are provided in accordance with applicable state tax laws.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements

In December 2003, the Financial Accounting Standards Board issued Interpretation No. 46-R, “Consolidation of Variable Interest Entities” (FIN 46-R). Prior to FIN 46-R, a company would generally only consolidate entities in its financial statements if it controlled the entity through voting interests. Under FIN 46-R, a company must also consolidate entities that are controlled through means other than voting interests. The consolidation requirements of FIN 46-R apply immediately to entities created after January 31, 2003 and apply to all other entities in 2005. The Company is evaluating the effect of FIN 46-R and its impact on the Company’s financial statements.

3.	PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at December 31:

	2004	2003

Building and leasehold improvements	$43,632	$43,632
Office equipment	135,948	69,923
Aircraft	495,110	495,110
Equipment	322,795	313,094
Vehicles	26,269	26,269
Computer software	21,239	-

	1,044,993	948,028

Less: Accumulated depreciation	(887,922)	(829,839)

	$157,071	$118,189

4.	LONG-TERM DEBT

Notes Payable
The Company had the following notes payable as of December 31, 2004 and 2003:

	2004	2003

Note payable to a bank in monthly installments of $1,991, including interest at 7.25%, through October 2006. This note is personally guaranteed by a stockholder of the Company.	$41,277	$61,316

Note payable to a financing company in monthly installments of $3,176, including interest at the prime rate plus 1% (6.0% at December 31, 2004), through May 2008. This note is collateralized by the related aircraft. This note is personally guaranteed by a stockholder of the Company.	94,249	127,716

	135,526	189,032

Less: Current portion	(55,013)	(52,368)

	$80,513	$136,664

4.	LONG-TERM DEBT (Continued)

Notes Payable (Continued)
Future anticipated principal payments required under the terms of these notes for the years ending December 31 are as follows:

2005	$55,013
2006	55,056
2007	25,457

$135,526

The Company paid interest of approximately $10,000 and $18,000 during 2004 and 2003, respectively.

5.	RELATED PARTY TRANSACTIONS

Notes Payable - Related Parties

The Company has various notes to two stockholders of the Company. At December 31, 2004 and 2003, the Company owed the stockholders $1,752,526 and $1,276,643, respectively. These notes are past due and are included as a current liability in the accompanying balance sheets.

Accrued Interest - Related Parties

In connection with the notes payable to its two stockholders, interest accrues at rates ranging from 8.5% to 9.5%. At December 31, 2004 and 2003, the Company owed its stockholders $328,837 and $223,130, respectively, for interest accrued on notes payable. These amounts are payable on demand and are included as a current liability in the accompanying balance sheets.

Rent Agreement

The Company leases its operating facility from the two stockholders of the Company. In connection with this lease agreement, the Company incurred expenses of $162,000 in 2004 and 2003. The lease is on a month-to-month basis requiring monthly payments of $13,500. The Company owed the stockholders $359,000 and $197,000 at December 31, 2004 and 2003, respectively, under the terms of this agreement.

6.	RETIREMENT PLAN

The Company has a contributory 401(k) plan which covers all employees who have attained age 21 and completed one year of service. Employees are permitted to make elective contributions based on a percentage of their annual compensation, limited to annually determined federal limits. The Company contributes an amount equal to 50% of the first 6% of salary deferred by an employee. The Company also has the option of making discretionary profit sharing contributions to the plan.

Employer matching contributions made by the Company related to this plan were $26,577 and $34,760 in 2004 and 2003, respectively. No profit sharing contributions were made in 2004 and 2003.

7.	MANAGEMENT AGREEMENTS

The Company has entered into various agreements to manage aircraft for certain companies and individuals. The agreements require the Company to place the aircraft on its Federal Aviation Administration Certificate. Under the terms of these agreements, the Company provides various management services, including, but not limited to, aircraft maintenance, charter marketing and sales, accounting and administrative functions, payment of aircraft bills for respective owners, and collection of all charter receivables for managed aircraft. The terms of these agreements range from one to two years and the agreements are renewable for successive one-year periods. In addition, the agreements contain cancellation clauses that generally allow termination of the contract with written advance notice.

8.	COMMITMENTS

The Company leases certain equipment, office space and storage space under separate operating lease agreements. The leases provide for annual payments ranging from approximately $1,700 to $57,600 through October 2005. The minimum annual rental payments due under the terms of these leases totaled approximately $38,000 at December 31, 2004 and are payable in 2005.

In April 2004, the Company entered into a non-exclusive operating lease agreement for the use of an aircraft through April 2006. Monthly rent payments are made in an amount determined based upon actual charter activity. Under the terms of the lease, the Company makes payments based upon a percentage of all amounts billed to charter customers less all operating costs and expenses allocable to charter flights. Either party has the right to terminate this agreement with 60 days' written notice.

9.	CONCENTRATIONS

The Company earned approximately 38% of its revenue from one customer in 2004. The Company earned approximately 23% of its revenue from two separate customers in 2003.

Approximately 51% of the Company’s accounts receivable was due from three customers at December 31, 2004. Approximately 53% of the Company’s accounts receivable was due from three separate customers at December 31, 2003.

10.	LEGAL PROCEEDINGS

The Company is involved in a legal proceeding with a former customer in an effort to collect approximately $261,000 of outstanding receivables. The Company is vigorously pursuing collection of these receivables from the former customer and believes the entire amount will be collected.

11.	SUBSEQUENT EVENT

On September 22, 2005, the two stockholders of the Company entered into a stock purchase agreement with FBO Air, Inc (“FBO Air”). In connection with the stock purchase agreement, the current shareholders of the Company sold 100% of the common shares issued and outstanding to FBO Air for $1.4 million in cash and 2,333,334 shares of FBO Air’s stock valued at $630,000. In addition, FBO Air entered into an employment agreement with one of the stockholders and a lease agreement with the two stockholders of the Company. Effective September 22, 2005, as part of the transaction, all debts owed to the stockholders were converted to equity, including accrued rent, accrued interest and notes payable to the selling stockholders. The transaction with FBO Air had an effective date of September 23, 2005.

AIRBORNE, INC.

BALANCE SHEET (Unaudited)
JUNE 30, 2005

ASSETS

CURRENT ASSETS:
Cash and equivalents	$11,904
Accounts receivable, net of allowance for
doubtful accounts of $100,000	1,635,977
Inventory	20,588
Prepaid expenses and other current assets	80,987
Total current assets	1,749,456

PROPERTY AND EQUIPMENT, NET	149,088

OTHER ASSETS:

Deposits	2,500
$1,901,044

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$2,640,380
Current portion of long-term debt	55,118
Accrued salaries and benefits	98,936
Other accrued expenses	47,617
Accrued rent - related party	426,500
Accrued interest - related parties	394,777
Notes payable - related parties	1,743,921

Total current liabilities	5,407,249

Long-term debt, net of current portion	56,163

Total long-term liabilities	56,163

Total liabilities	5,463,412

Common stock, no par value, 20,000 shares
authorized, issued and outstanding	10,000
Stockholders' deficit	(3,572,368)

(3,562,368)

$1,901,044

See accompanying notes to the financial statements.

AIRBORNE, INC.

STATEMENTS OF OPERATIONS (Unaudited)
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

	Unaudited	Unaudited
	2005	2004

NET SALES	$6,037,979	$5,322,109

COST OF SALES	(5,440,002)	(5,071,224)

Gross profit	597,977	250,885

GENERAL AND ADMINISTRATIVE EXPENSES	(665,737)	(433,418)

Loss from operations	(67,760)	(182,533)

OTHER EXPENSE:
Interest expense	(81,896)	(69,168)

Loss before provision for state taxes	(149,656)	(251,701)

PROVISION FOR STATE TAXES	(200)	(400)

NET LOSS	$(149,856)	$(252,101)

See accompanying notes to the financial statements.

AIRBORNE, INC.

STATEMENTS OF CASH FLOWS (Unaudited)
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

	Unaudited	Unaudited
	2005	2004

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(149,856)	$(252,101)
Adjustments to reconcile net loss
to net cash flow from operating activities:
Depreciation	20,072	26,337
Change in:
Accounts receivable	218,287	29,621
Inventory	(10,476)	967
Prepaid expenses and other current assets	(3,036)	38,600
Deposits	-	(15,000)
Accounts payable	(153,253)	(143,947)
Accrued salaries and benefits	1,300	(2,179)
Accrued interest - related parties	65,940	91,745
Accrued rent - related party	67,500	94,500
Cash overdraft	-	70,182
Other accrued expenses	(11,218)	(2,398)

Net cash flow from operating activities	45,260	(63,673)

CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(12,088)	(56,692)

Net cash flow from investing activities	(12,088)	(56,692)

CASH FLOW FROM FINANCING ACTIVITIES:
Net borrowings (repayments) on notes payable - related parties	(8,605)	118,095
Repayments on long-term debt	(24,246)	(26,172)

Net cash flow from financing activities	(32,851)	91,923

CHANGE IN CASH AND EQUIVALENTS	321	(28,442)

CASH AND EQUIVALENTS - beginning of period	11,583	28,442

CASH AND EQUIVALENTS - end of period	$11,904	$-

See accompanying notes to the financial statements.

AIRBORNE, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
JUNE 30, 2005 AND 2004

1. THE ORGANIZATION

Airborne, Inc. (the “Company”) conducts business from the Elmira-Corning regional airport in the State of New York as a fixed base operator. The Company manages aircraft, maintains a licensed repair facility and sells air charter time. In addition, the Company provides brokered charter services for non-managed aircraft. The Company maintains an air carrier operating certificate issued by the Federal Aviation Administration.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company incurred net losses of $149,856 and $252,101 the six months ended June 30, 2005 and 2004, respectively, and had a stockholders’ deficit of $3,572,368 at June 30, 2005.

Subsequent to June 30, 2005, as described in Note 11, actions were taken by the Company to mitigate the adverse conditions and events that raise doubts about the ability of the Company to continue as a going concern. Therefore, the accompanying financial statements do not include any adjustments that would be necessary if the Company were unable to continue as a going concern.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States. The accompanying financial statements are un-audited. However, in our opinion, the accompanying financial statements reflect all adjustments, consisting of only normal, recurring accruals, necessary for the fair presentation of the results of the interim periods. Reference is here by made to the Company’s December 31, 2004 audited financial statements that contain a summary of significant accounting policies that were followed in the preparation of our financial statements. These policies were followed in preparing the unaudited financial statements, included herein. The results for the six months ended June 30, 2005 and 2004 are not necessarily indicative of the results to be expected for a full year.

Cash and Equivalents

Cash and equivalents include cash in deposit accounts and money market investments which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk with respect to cash and equivalents.

Accounts Receivable

The Company advances credit to companies and individuals for flight related services. The Company generally does not require collateral or other security to support customer receivables. Accounts receivable are carried at their estimated collectible amounts. Accounts receivable are periodically evaluated for collectibility and the allowance for doubtful accounts is adjusted accordingly. Management determines collectibility based on historical experience and knowledge of its customers.

Inventory
Inventory consists primarily of aviation fuel and is stated at the lower of cost, determined on a first-in, first-out basis, or market.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment is stated at cost. Expenditures for maintenance and repair of minor items are charged to expense as incurred; cost of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is reflected in income. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets which is summarized below:

Building and leasehold improvements	15 - 39 years
Office equipment	5 - 7 years
Aircraft	5 years
Equipment	5 - 7 years
Vehicles	5 years
Computer software	3 years

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such events or changes in circumstances are present, a loss is recognized to the extent the carrying value of the asset is in excess of the sum of the undiscounted cash flows expected to result from the use of the asset and its eventual disposition. The Company determined that no impairment of long-lived assets existed as of June 30, 2005.

Revenue Recognition

Charter service revenues are recognized on scheduled and non-scheduled flights when the specific flight has been completed. Aircraft parts and fuel sales are recognized when the parts and fuel are delivered. Revenues earned in providing aircraft-related maintenance, repair and technical services are recognized in the period in which the services are completed and delivered to the customer.

The Company accounts for its charter service revenue within the provisions of Emerging Issues Task Force (EITF) No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent. Charter revenue and expenses are reported on a gross basis by the Company based on the individual circumstances of the Company as it relates to the provisions of EITF 99-19.

Advertising Costs
The Company expenses all advertising costs as incurred. No advertising costs were incurred for the six months ended June 30, 2005 and 2004.

Income Taxes

The Company has elected to be treated as an S-Corporation for federal and state income tax purposes. As such, the profit or loss of the Company is reported in the stockholders’ individual tax returns. State taxes are provided in accordance with applicable state tax laws.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements

In December 2003, the Financial Accounting Standards Board issued Interpretation No. 46-R, “Consolidation of Variable Interest Entities” (FIN 46-R). Prior to FIN 46-R, a Company would generally only consolidate entities in its financial statements if it controlled the entity through voting interests. Under FIN 46-R, a Company must also consolidate entities that are controlled through means other than voting interests. The consolidation requirements of FIN 46-R apply immediately to entities created after January 31, 2003 and apply to all other entities in 2005. The Company is evaluating the effect of FIN 46-R and its impact on the Company’s financial statements.

3.	PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at June 30, 2005:

Building and leasehold improvements	$43,632
Office equipment	148,037
Aircraft	495,110
Equipment	322,795
Vehicles	26,269
Computer software	21,239

1,057,082

Less: Accumulated depreciation	(907,994)

$149,088

Depreciation expense for the six months ended June 30, 2005 and 2004 was $20,072 and $26,337, respectively.

4.	LONG-TERM DEBT

Notes Payable
The Company had the following notes payable as of June 30, 2005:

Note payable to a bank in monthly installments of $1,991, including interest at 7.25%, through October 2006. This note is personally guaranteed by a stockholder of the Company.	$30,690

Note payable to a financing company in monthly installments of $3,176, including interest at the prime rate plus 1% (6.0% at December 31, 2004), through May 2008. This note is collateralized by the related aircraft. This note is personally guaranteed by a stockholder of the Company	80,591

111,281

Less: Current portion	(55,118)

$56,163

4.	LONG-TERM DEBT (Continued)

Notes Payable (Continued)
Future anticipated principal payments required under the terms of these notes for the twelve months ending:

June 30, 2006	$55,118
June 30, 2007	46,102
June 30, 2008	10,061

$111,281

The Company paid interest of approximately $7,000 and $5,000 for the six months ended June 30, 2005 and 2004, respectively.

5.	RELATED PARTY TRANSACTIONS

Notes Payable - Related Parties

The Company has various notes to two stockholders of the Company. At June 30, 2005, the Company owed the stockholders $1,743,921. These notes are past due and are included as a current liability in the accompanying balance sheets.

Accrued Interest - Related Parties

In connection with the notes payable to its two stockholders, interest accrues at rates ranging from 8.5% to 9.5%. At June 30, 2005, the Company owed its stockholder $394,777 for interest accrued on notes payable. These amounts are payable on demand and are included as a current liability in the accompanying balance sheets.

Rent Agreement

The Company leases its operating facility from the two stockholders of the Company. In connection with this lease agreement, the Company incurred expenses of $85,000 and $81,000 for the six months ended June 30, 2005 and 2004, respectively. The lease is on a month-to-month basis requiring monthly payments of $13,500. The Company owed the stockholders $426,500 at June 30, 2005, under the terms of this agreement.

6.	RETIREMENT PLAN

The Company has a contributory 401(k) plan which covers all employees who have attained age 21 and completed one year of service. Employees are permitted to make elective contributions based on a percentage of their annual compensation, limited to annually determined federal limits. The Company contributes an amount equal to 50% of the first 6% of salary deferred by an employee. The Company also has the option of making discretionary profit sharing contributions to the plan.

Employer matching contributions made by the Company related to this plan were $13,025 and $14,169 for the six months ended June 30, 2005 and 2004, respectively. No profit sharing contributions were made for the six months ended June 30, 2005 and 2004.

7.	MANAGEMENT AGREEMENTS

The Company has entered into various agreements to manage aircraft for certain companies and individuals. The agreements require the Company to place the aircraft on its Federal Aviation Administration Certificate. Under the terms of these agreements, the Company provides various management services, including, but not limited to, aircraft maintenance, charter marketing and sales, accounting and administrative functions, payment of aircraft bills for respective owners, and collection of all charter receivables for managed aircraft. The terms of these agreements range from one to two years and the agreements are renewable for successive one-year periods. In addition, the agreements contain cancellation clauses that generally allow termination of the contract with written advance notice.

8.	COMMITMENTS

The Company leases certain equipment, office space and storage space under separate operating lease agreements. The leases provide for annual payments ranging from approximately $1,700 to $57,600 through October 2005. The minimum annual rental payments due under the terms of these leases are payable in 2005.

In April 2004, the Company entered into a non-exclusive operating lease agreement for the use of an aircraft through April 2006. Monthly rent payments are made in an amount determined based upon actual charter activity. Under the terms of the lease, the Company makes payments based upon a percentage of all amounts billed to charter customers less all operating costs and expenses allocable to charter flights. Either party has the right to terminate this agreement with 60 days’ written notice.

9.	CONCENTRATIONS

The Company earned approximately 59% of its revenue from one customer for the six months ended June 30, 2004.

Approximately 14% of the Company’s accounts receivable was due from one customer at June 30, 2005.

10.	LEGAL PROCEEDINGS

The Company is involved in a legal proceeding with a former customer in an effort to collect approximately $261,000 of outstanding receivables. The Company is vigorously pursuing collection of these receivables from the former customer and believes the entire amount will be collected.

11.	SUBSEQUENT EVENT

On September 22, 2005, the two stockholders of the Company entered into a stock purchase agreement with FBO Air, Inc (“FBO Air”). In connection with the stock purchase agreement, the current shareholders of the Company sold 100% of the common shares issued and outstanding to FBO Air for $1.4 million in cash and 2,333,334 shares of FBO Air stock valued at $630,000. In addition, FBO Air entered into an employment agreement with one of the stockholders and a lease agreement with the two stockholders of the Company. Effective September 22, 2005, as part of the transactions, all debts owed to the stockholders were converted to equity, including accrued rent, accrued interest and notes payable to the selling stockholders. The transaction with FBO Air had an effective date of September 23, 2005.

FBO AIR, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet as of June 30, 2005 aggregates the condensed combined balance sheet of FBO Air. and subsidiaries ("FBO Air"), and the balance sheet of Airborne, Inc. ("Airborne") as of June 30, 2005, and gives effect to the acquisition transaction which occurred effective as of September 23, 2005. The accounting for the transaction is more fully described in Note 1 to the pro forma condensed combined financial statements. The balance sheets of both Tech Aviation and Central Plains are not presented separately within the unaudited pro forma condensed combined balance sheet of FBO Air, since the acquired balance sheets of those companies are already included in the FBO Air unaudited consolidated balance sheet due to the fact that both acquisitions occurred prior to the FBO Air unaudited consolidated balance sheet date of June 30, 2005.

The following unaudited pro forma condensed combined statements of operations combine the results of operations of FBO Air for the six months ended June 30, 2005 and for the year ended December 31, 2004, with the statements of operations for Airborne for the same periods as if the acquisition had occurred as of January 1, 2004. These pro forma combined statements of operation also combine the operations of Tech Aviation, Inc. ("Tech Aviation") and Central Plains, Inc. ("Central Plains"), acquired on March 31, 2005, in order to provide a more informative pro forma presentation. It was upon the acquisition of Tech Aviation and Central Plains on March 31, 2005 that FBO Air became an operating company. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2005 include for Tech Aviation and Central Plains the unaudited results of operations for the three months ended March 31, 2005. The results of operations for the three months ended June 30, 2005 are included in the unaudited consolidated results of operations for FBO Air for the six months ended June 30, 2005.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the separate historical unaudited financial statements of FBO Air as filed on Form 10-QSB for the six months ended June 30, 2005, for Tech Aviation and Central Plains, the Form 8-K/A filed on June 14, 2005 and for Airborne, the unaudited financial statements for the six months ended June 30, 2005 and the audited financial statements of Airborne for the years ended December 31, 2004 and 2003 appearing elsewhere in this report. These unaudited pro forma condensed combined financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred on the date indicated above, or the combined results of operations which might have existed for the periods indicated or combined results of operations as they may be in the future.

For purposes of preparing FBO Air's combined financial statements, a new basis will be established for the assets and liabilities of Airborne based upon the fair value thereof, including the costs of the acquisition. The unaudited pro forma condensed combined balance sheet and statements of operations reflect management's best estimate of the purchase price allocation; however, the final allocation may differ from the pro forma amounts.

FBO AIR, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2005

ASSETS

	FBO Air, Inc.	Airborne, Inc.	Pro Forma Adjustments		Pro Forma Combined
	(a)	(b)
CURRENT ASSETS
Cash and cash equivalents	$1,581,097	$11,904	$100,000	(g)	$1,693,001
Accounts receivable, net	883,503	1,635,977	-		2,519,480
Inventory	87,321	20,588	-		107,909
Prepaid expenses and other current assets	88,823	80,987	-		169,810
Total current assets	2,640,744	1,749,456	100,000		4,490,200

PROPERTY AND EQUIPMENT, NET	702,936	149,088	310,690	(c)	1,162,714

OTHER ASSETS
Note receivable	350,000	2,500	-		352,500
Intangible assets	152,800	-	850,000	(e)	1,002,800
Goodwill	2,368,284	-	1,866,480	(i)	4,234,764
Total other assets	2,871,084	2,500	2,716,480		5,590,064
TOTAL ASSETS	6,214,764	1,901,044	3,127,170		11,242,978

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	886,176	2,640,380	-		3,526,556
Customer deposits and deferred revenue	181,044	-	-		181,044
Accrued expenses	123,425	146,553	-		269,978
Long-term debt-current portion	283,100	55,118	-		338,218
Accrued rent - related party	-	426,500	(426,500)	(d)	-
Accrued interest - related parties	-	394,777	(394,777)	(d)	-
Notes payable - related parties	-	1,743,921	(1,743,921)	(d)	-
Total current liabilities	1,473,745	5,407,249	(2,565,198)		4,315,796

LONG-TERM LIABILITIES
Notes payable - other-less current portion (pro forma amount is related party)	456,529	56,163	1,465,000	(g)	1,977,692
Senior secured notes payable - net	391,882	-	-		391,882
Total long term-liabilities	848,411	56,163	1,465,000		2,369,574
Total liabilities	2,322,156	5,463,412	(1,100,198)		6,685,370

MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK, NET	352,625	-	-		352,625

STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock		-	-		-
Common stock	10,044	10,000	(7,667)	(f),(h)	12,377
Deferred financing costs	(1,754,651)	-	-		(1,754,651)
Additional paid in capital	7,283,578	-	662,667	(g),(h)	7,946,245

Accumulated deficit	(1,998,988)	(3,572,368)	3,572,368	(f)	(1,998,988)

TOTAL STOCKHOLDERS'
EQUITY (DEFICIENCY)	3,539,983	(3,562,368)	4,227,368		4,204,983

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIENCY)	$6,214,764	$1,901,044	$3,127,170		$11,242,978

See notes to unaudited pro forma condensed combined financial statements

FBO AIR, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2005

	FBO Air, Inc.	Airborne, Inc.	Tech Aviation	Central Plains	Pro Forma Adjustments		Pro Forma Combined
	(1)	(2)	(3)	(4)
REVENUES	$2,158,867	$6,037,979	$1,034,092	$349,112	$-		$9,580,050
COST OF SALES	1,430,546	5,440,002	480,309	184,040	-		7,534,897
GROSS PROFIT	728,321	597,977	553,783	165,072	-		2,045,153

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	1,406,192	665,737	513,925	130,538	103,234	(5),(7)	2,819,626

LOSS FROM OPERATIONS	(677,871)	(67,760)	39,858	34,534	(103,234)		(774,473)
OTHER INCOME (EXPENSE):
Interest income	3,360	-	-	-	-		3,360
Interest expense	(154,208)	(81,896)	(6,919)	(539)	(99,472)	(6),(8),(9)	(343,034)
TOTAL OTHER INCOME (EXPENSE)	(150,848)	(81,896)	(6,919)	(539)	(99,472)		(339,674)

Loss before provision for state taxes	(828,719)	(149,656)	32,939	33,995	(202,706)		(1,114,147)
PROVISION FOR STATE TAXES	-	(200)	-	-	-		(200)

NET LOSS	(828,719)	(149,856)	32,939	33,995	(202,706)		(1,114,347)

Deemed dividend to convertible preferred stockholders	(352,625)	-	-	-	(352,625)	(10)	(705,250)

Amortization of Deferred Financiing Costs	(159,514)	-	-	-	(159,514)	(10)	(319,028)

Preferred stock dividend	(84,630)	-	-	-	(84,630)	(10)	(169,260)

Net loss applicable to common stockholders	$(1,425,488)	$(149,856)	$32,939	$33,995	$(799,475)		$(2,307,885)

Basic and Diluted Net Loss Per Share Applicable
To Common Stockholders	$(0.18)						$(0.19)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	8,079,317				4,298,414	(11)	12,377,731

See notes to unaudited pro forma condensed combined financial statements

FBO AIR, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2004

	FBO Air, Inc.	Airborne, Inc.	Tech Aviation	Central Plains	Pro Forma Adjustments		Pro Forma Combined
	(12)	(13)	(14)	(15)
REVENUES	$-	$10,111,786	$5,378,189	$1,259,414	$-		$16,749,389
COST OF REVENUES	-	9,489,496	2,980,193	885,479	-		13,355,168
GROSS PROFIT	-	622,290	2,397,996	373,935	-		3,394,221

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	560,962	1,099,259	2,152,905	385,998	236,268	(16),(18)	$4,435,392

LOSS FROM OPERATIONS	(560,962)	(476,969)	245,091	(12,063)	(236,268)		(1,041,171)
OTHER INCOME (EXPENSE):
Interest income		-	-	-	-		-
Interest expense	(12,537)	(136,122)	(25,676)	(9,986)	(498,766)	(17),(19),(20)	(683,087)
Gain (loss) on sale of assets	-	-	-	84,501	-		84,501
TOTAL OTHER INCOME (EXPENSE)	(12,537)	(136,122)	(25,676)	74,515	(498,766)		(598,586)

Loss before provision for state taxes	(573,499)	(613,091)	219,415	62,452	(735,034)		(1,639,757)
PROVISION FOR STATE TAXES	-	(825)	-	-	-		(825)

NET LOSS	(573,499)	(613,916)	219,415	62,452			(1,640,582)

Deemed dividend to preferred shareholders	-	-	-	-	(1,414,000)	(21)	(1,414,000)
Amortization of deferred financiing costs	-	-	-	-	(638,056)	(21)	(638,056)
Preferred stock dividends	-	-	-	-	(339,360)	(21)	(339,360)
Net loss applicable to common shareholders	$(573,499)	$(613,916)	$219,415	$62,452			$(4,031,998)

Basic and Diluted Net Loss Per Share Applicable
To Common Stockholders	$(0.14)						$(0.38)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	4,136,013				6,351,710	(22),(23)	10,487,723

See notes to unaudited pro forma condensed combined financial statements

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 - ACQUISITION

On September 23, 2005, FBO Air, Inc., a Nevada corporation ("FBO Air"), executed a Stock Purchase Agreement dated as of September 22, 2005 (the "Stock Purchase Agreement") with Airborne, Inc., a New York corporation ("Airborne"), and Airborne's two shareholders, John H. Dow and Daphne Dow (collectively, the "Shareholders").

Pursuant to the Stock Purchase Agreement, FBO Air purchased from the Shareholders all of the outstanding shares of the capital stock of Airborne for an aggregate purchase price of $1,400,000 in cash and an aggregate of 2,333,334 shares of its common stock, $0.001 par value (the "Common Stock") valued at $630,000.

Airborne is a fixed base operator conducting business in the Northeast with an emphasis on the chartering and management of aircraft.

The acquisition was funded by a note payable with a face value of $1,500,000 which matures in 180 days from September 23, 2005. The annual interest rate is 4.25% until the initial maturity date, however FBO Air can extend the maturity date to September 23, 2006 with an interest rate of 9.25% per annum. Airborne granted the holder a security interest in its accounts receivable, all of its deposit accounts, all monies now and hereafter in the possession or under the control of Airborne or FBO Air and all products and proceeds of the foregoing personal property. FBO Air's chairman of the board and an affiliate of one of its other directors are the members of the holder.

In conjunction with the issuance of the term note, FBO Air also issued a five-year warrant to purchase 1,200,000 shares of the Common Stock at an exercise price of $0.60 per share. FBO Air allocated $35,000 of the aggregate proceeds from the term notes to the warrants as original issuance discount, which represented the relative fair value of the warrants at the date of issuance, and was amortizing the discount to interest expense over the life of the term notes.

FBO AIR, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

NOTE 2 - PRO FORMA ADJUSTMENTS

The pro forma adjustments give effect to the acquisitions of Airborne by FBO Air.

LEGEND TO FINANCIAL STATEMENTS IN PRO FORMA FINANCIAL STATEMENTS

BALANCE SHEET - JUNE 30, 2005:

(a) Derived from the unaudited FBO Air consolidated balance sheet at June 30, 2005.

(b) Derived from the unaudited Airborne balance sheet at June 30, 2005.

(c) Recording of estimated values of purchased property and equipment net, primarily associated with purchased aircraft.

(d) Elimination of liabilities not assumed, including accrued rent-related parties of $426,500, accrued interest-related parties of $394,777 and notes payable-related parties of $1,743,921.

(e) Recording of estimated values of purchased identifiable intangible assets consisting of $320,000 for a trade name, $210,000 for the value of non-compete agreements and $320,000 for the value of customer relationships and except for the intangible trade asset-trade name, are amortizable over three years. The amounts of these intangibles have been estimated based upon information available to management and is subject to change in connection with the audit for the year ending December 31, 2005.

(f) Elimination of stockholders deficiency of Airborne, of common stock of $10,000 and accumulated deficit of $3,572,368.

(g) Recording debt issued at closing consisting of a 4.25% note payable-related party, with a face amount of $1,500,000, maturing March 22, 2006. FBO Air may extend the maturity date to September 23, 2006 with an interest rate of 9.25% per annum and discount associated with the issuance of warrants, valued at $35,000, credited to additional paid in capital. $1,400,000 of this amount was paid to seller, leaving a net pro forma amount to cash of $100,000.

(h) Recording common stock issued at closing consisting of 2,333,334 shares valued at $630,000, with common stock of $2,333 and additional paid in capital of $627,667.

FBO AIR, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

NOTE 2 - PRO FORMA ADJUSTMENTS, CONTINUED

LEGEND TO FINANCIAL STATEMENTS IN PRO FORMA FINANCIAL STATEMENTS, CONTINUED

BALANCE SHEET - JUNE 30, 2005 CONTINUED:

(i) Recording of estimated values

Acquisition of Airborne,

The following table summarizes the allocation of the purchase price for Airborne:

Fair Value
Current assets	$1,749,456
Tangible long-term assets	462,278
Identifiable intangible assets	850,000
Fair value of liabilities assumed	(2,898,214)

Net fair value assigned to assets
acquired and liabilities assumed	163,520

Goodwill	1,866,480

Total purchase price	$2,030,000

Total Consideration:
Cash	$1,400,000
Common Stock	630,000
Total Consideration	$2,030,000

FBO AIR, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

NOTE 2 - PRO FORMA ADJUSTMENTS, CONTINUED

LEGEND TO FINANCIAL STATEMENTS IN PRO FORMA FINANCIAL STATEMENTS, CONTINUED

STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2005

(1) Derived from the unaudited consolidated statements of operations of FBO Air for the six months ended June 30, 2005.

(2) Derived from the unaudited statement of operations of Airborne for the six months ended June 30, 2005.

(3) Derived from the unaudited statement of operations of Tech Aviation for the three months ended March 31, 2005. The results of operations for the three months ended June 30, 2005 are included in the unaudited consolidated results of operations for FBO Air for the six months ended June 30, 2005.

(4) Derived from the unaudited statement of operations of Central Plains for the three months ended March 31, 2005. The results of operations for the three months ended June 30, 2005 are included in the unaudited consolidated results of operations for FBO Air for the six months ended June 30, 2005.

(5) Recording an estimate for the amortization of purchased identifiable intangible assets of Airborne, Inc of $88,334 for the six months ended June 30, 2005.

(6) Elimination of interest expense for the six months ended June 30, 2005 of $67,940 relating to the notes payable - related party, net of interest expense related to the debt issued in connection with the purchase of Airborne of $31,875.

(7) Recording depreciation of fixed assets for Tech Aviation and Central Plains for the three months ended March 31, 2005 of $14,900.

(8) Recording of additional interest expense for debt assumed in the acquisition of Tech Aviation and Central Plains for the three months ended March 31, 2005 of $5,925.

(9) Recording interest expense and accretion of discount on senior notes, less interest on debt converted to common stock for debt issued on March 31, 2005, primarily to fund the acquisition of Tech Aviation and Central Plains on March 31, 2005 for the period three months ended March 31, 2005 of $129,612.

(10) Recording the deemed dividend to preferred shareholders, the amortization of deferred financing cost and to record the 8% dividend on preferred stock issued on March 31, 2005, primarily to fund the acquisition of Tech Aviation and Central Plains, on March 31, 2005 for the three months ended March 31, 2005 of $352,625, $159,514 and $84,630 respectively.

(11) $2,333,334 shares of common stock issued on September 22, 2005, primarily to fund the acquisition of Airborne, Inc and 1,965,080 shares of common stock to adjust for the full effect of the conversion of the convertible notes on March 31, 2005.

FBO AIR, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

NOTE 2 - PRO FORMA ADJUSTMENTS, CONTINUED

LEGEND TO FINANCIAL STATEMENTS IN PRO FORMA FINANCIAL STATEMENTS, CONTINUED

STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004

(12) Derived from the audited consolidated statement of operations of FBO Air for the year ended December 31, 2004.

(13) Derived from the audited statement of operations of Airborne for the year ended December 31, 2004.

(14) Derived from the audited statement of operations of Tech Aviation for the year ended December 31, 2004.

(15) Derived from the audited statement of operations of Central Plains for the year ended December 31, 2004.

(16) Recording an estimate for the amortization of purchased identifiable intangible assets of $176,668, for the year ended December 31, 2004.

(17) Elimination of interest expense for the year ended December 31, 2004 of $127,611 relating to the notes payable - related party, net of interest expense of $63,750.

(18) Recording depreciation of fixed assets for Tech Aviation, Central Plains and Airborne for the year ended December 31, 2004 of $59,600.

(19) Recording of additional interest expense for debt incurred in the acquisition of Tech Aviation and Central Plains for the year ended December 31, 2004 of $23,700.

(20) Recording interest expense and accretion of discount on senior notes, less interest on debt converted to common stock for debt issued primarily to fund the aquisition of Tech Aviation and Central Plains on March 31, 2005 of $538,927.

(21) Recording the deemed dividend to preferred shareholders, the amortization of deferred financing cost and to record the 8% dividend on preferred stock issued on March 31, 2005, primarily to fund the acquisition of Tech Aviation and Central Plains, also on March 31, 2005 of $1,414,000, $638,056 and $339,360 respectively.

(22) $4,018,376 shares of common stock issued upon conversion of the convertible notes on March 31, 2005.

(23) $2,333,334 shares of common stock issued on September 22, 2005, primarilyto fund the acquisition of Airborne, Inc.